UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2022

Sonim Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 River Place Boulevard

Building 7, Suite 250

Austin, TX 78730

(Address of principal executive offices, including Zip Code)

(650) 378-8100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 14, 2022, the board of directors (the “Board”) of Sonim Technologies, Inc., a Delaware corporation (the “Company”) elected Messrs. Peter Hao Liu and Jose Carlos Principe, Ph.D., to serve as members of the Board, effective July 14, 2022. The size of the Board was increased to seven, effective July 14, 2022, in connection with the election of Messrs. Liu and Principe. No determinations as to committee appointments have been made at this time. Mr. Principe is expected to be named as a member of the Compensation Committee of the Board.

There are no arrangements or understandings between either of Messrs. Liu and Principe and any other person pursuant to which Messrs. Liu or Principe were appointed to serve as members of the Board. Neither of Messrs. Liu and Principe has a family relationship with any director or executive officer of the Company. Mr. Principe has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission by the Company on July 13, 2022 (the “First Closing Report”), Mr. Liu was a designee of AJP Holding Company, LLC at the first closing of a certain subscription agreement dated April 13, 2022, and approved by the stockholders of the Company on June 28, 2022, contemplating the issuance of 952,381 shares of common stock of the Company to Mr. Liu in consideration of $800,000. Additionally, Mr. Liu was appointed as Chief Executive Officer of the Company pursuant to the above-referenced subscription agreement. To the extent required by Item 5.02 the information contained in (or incorporated by reference into) the First Closing Report is hereby incorporated by reference into this Item 5.02.

The Company and each of the appointed directors will also enter into the Company’s standard form of officers’ and directors’ indemnification agreement, pursuant to which the Company agrees to indemnify its officers and directors to the fullest extent permitted by applicable law and subject to certain conditions to advance expenses in connection with proceedings as described in the indemnification agreement. Reference is made to the Company’s most recent Annual Report on Form 10-K, as subsequently amended, with regard to the standard form of officers’ and directors’ indemnification agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIM TECHNOLOGIES, INC.

Date: July 20, 2022	By:	/s/ Hao Peter Liu
	Name:	Hao (Peter) Liu
	Title:	Chief Executive Officer